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                                              EXHIBIT 21.1




























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
     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
               LIST OF SUBSIDIARIES

          Subsidiary                                Jurisdiction
          -------------                            --------------
AKG Akustische GmbH                                 Republic of Austria

Allen & Heath Limited                               United Kingdom

Audax Industries, SNC                               France

AudioLatina S.A. de C.V.                            Mexico

Becker Automotive (Pty) Ltd.                        South Africa

Becker GmbH                                         Germany

Becker Holding GmbH                                 Germany

Becker of North America, Inc.                       New Jersey

Becker Service und Verwaltungs GmbH                 Germany

BSS Audio Ltd                                       United Kingdom

D.A.V.I.D. GmbH                                     Germany

Edge Technology Group Ltd.                          United Kingdom

Harman Audio Outlet, Inc.                           Delaware

Harman Audio Electronic Systems GmbH                Germany

Harman Belgium NV                                   Kingdom of Belgium

Harman Consumer Europe A/S                          Denmark

Harman Consumer France SNC                          France

Harman Consumer Manufacturing -
    El Paso, Inc.                                   Delaware

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
     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
               LIST OF SUBSIDIARIES

          Subsidiary                                 Jurisdiction
          -------------                              --------------
Harman Consumer Netherlands BV                        Netherlands

Harman Enterprises, Inc.                              Delaware

Harman Holding Europe A/S                             Denmark

Harman International
    Foreign Sales Corporation                         Guam

Harman International
    Industries Limited                                United Kingdom

Harman Investment Company, Inc.                       Delaware

Harman-Kardon, Incorporated                           Delaware

Harman Marketing Europe A/S                           Denmark

Harman-Motive, Inc.                                   Delaware

Harman Motive Limited                                 United Kingdom

Harman Music Group, Incorporated                      Utah

Harman Pro GmbH                                       Germany

Harman Pro North America, Inc.                        Delaware

Harman UK Limited                                     United Kingdom

Infinity Systems A/S                                  Denmark

Infinity Systems, Inc.                                California

     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                  LIST OF SUBSIDIARIES

           Subsidiary                              Jurisdiction
          -------------                           --------------
JBL Europe A/S                                     Denmark

JBL Incorporated                                   Delaware

Lexicon, Incorporated                              Massachusetts

Lydig of Scandinavia A/S                           Denmark

Madrigal Audio Laboratories, Inc.                  Connecticut

Orban, Inc.                                        Delaware

Oxford International, Ltd.                         Delaware

Precision Devices, Ltd                             United Kingdom

Revel Corp.                                        Delaware

Soundcraft Electronics, Limited                    United Kingdom

Spirit by Soundcraft, Inc.                         Delaware

Studer Canada Limited                              Canada

Studer Digitec S.A.                                France

Studer Japan Ltd.                                  Japan

Studer Professional Audio AG                       Switzerland

Studer U.K. Limited                                United Kingdom




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